Exhibit 99.1

CarGurus Announces Third Quarter 2024 Results

Q3'24 Marketplace revenue further accelerated to 15% YoY

Consolidated GAAP Net Income of $22.5 million1, up 19% YoY; Non-GAAP Consolidated Adjusted EBITDA of $64.9 million, up 33% YoY

CarGurus' Board of Directors authorized $200.0 million share repurchase program for fiscal year 2025

BOSTON, November 7, 2024 - CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles*, today announced financial results for the third quarter ended September 30, 2024.

"We are proud of our third quarter results as our Marketplace revenue growth further accelerated, and we leveraged our cost base to drive operating efficiencies," said Jason Trevisan, Chief Executive Officer at CarGurus. "Our customer-centric focus has enabled us to capture greater wallet share, as we strive to continuously enhance the value proposition we offer to our dealer partners, delivering actionable insights, tools, and functionalities that will over time drive adoption, engagement, and retention across our platform.”

Third Quarter Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30, 2024		September 30, 2024
	Results (in millions)	Variance from Prior Year	Results (in millions)	Variance from Prior Year
Revenue
Marketplace Revenue	$204.0	15%	$586.4	14%
Wholesale Revenue	12.1	(44)%	41.4	(48)%
Product Revenue	15.2	(23)%	38.1	(60)%
Total Revenue	$231.4	5%	$665.8	(4)%

Gross Profit (2)	$182.6	11%	$540.0	12%
% Margin	79%	403 bps	81%	1,115 bps

Operating Expenses (3)	$155.1	10%	$579.8	35%

GAAP Consolidated Net Income (Loss) (1)	$22.5	19%	$(24.9)	(156)%
% Margin	10%	108 bps	(4)%	(1,020) bps

Non-GAAP Consolidated Adjusted EBITDA (4)	$64.9	33%	$170.8	27%
% Margin (4)	28%	589 bps	26%	618 bps

Cash, Cash Equivalents, and Short-Term Investments at period end (5)	$246.7	(21)%	$246.7	(21)%
(1)
Inclusive of $16.8 million and $144.4 million of impairment-related charges for the three and nine months ended September 30, 2024, respectively.
(2)
Inclusive of $9.8 million and $9.9 million of impairment-related charges for the three and nine months ended September 30, 2024, respectively.
(3)
Inclusive of $7.0 million and $134.5 million of impairment-related charges for the three and nine months ended September 30, 2024, respectively.
(4)
For more information regarding our use of non-GAAP Consolidated Adjusted EBITDA and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(5)
Variance represents the change from December 31, 2023.

	Three Months Ended		Nine Months Ended
	September 30, 2024		September 30, 2024
	Results	Variance from Prior Year	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers (2)	24,561	1%	24,561	1%
International Paying Dealers (2)	7,123	4%	7,123	4%
Total Paying Dealers (2)	31,684	2%	31,684	2%

U.S. QARSD (2)	$7,177	13%	$7,177	13%
International QARSD (2)	$2,057	20%	$2,057	20%
Consolidated QARSD (2)	$6,038	14%	$6,038	14%

Transactions	8,249	(39)%	27,329	(47)%

U.S. Average Monthly Unique Users (in millions) (3)	32.3	N/A(5)	N/A(5)	N/A(5)
U.S. Average Monthly Sessions (in millions) (3)	80.4	N/A(5)	N/A(5)	N/A(5)

International Average Monthly Unique Users (in millions) (3)	9.9	N/A(5)	N/A(5)	N/A(5)
International Average Monthly Sessions (in millions) (3)	20.4	N/A(5)	N/A(5)	N/A(5)

Segment Reporting (in millions)
U.S. Marketplace Segment Revenue	$187.3	14%	$540.3	13%
U.S. Marketplace Segment Operating Income	$50.4	51%	$126.7	50%
Digital Wholesale Segment Revenue	$27.3	(34)%	$79.4	(55)%
Digital Wholesale Segment Operating Loss (4)	$(25.3)	(117)%	$(173.8)	(496)%
(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.
(2)
Metrics presented as of September 30, 2024.
(3)
CarOffer website is excluded from the metrics presented for users and sessions.
(4)
Inclusive of $16.8 million and $144.4 million of impairment-related charges for the three and nine months ended September 30, 2024, respectively.
(5)
As a result of the change from Google Universal Analytics ("Google Analytics") to Google Analytics 4 ("GA4") on July 1, 2024, we are unable to provide comparable monthly unique users or monthly sessions information for this period. For more information regarding the change in methodology for monthly unique users or monthly sessions, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Fourth Quarter and Full-Year 2024 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Fourth Quarter 2024 Guidance Metrics	Values
Total Revenue	$219 million to $239 million
Marketplace Revenue	$208 million to $213 million
Non-GAAP Consolidated Adjusted EBITDA	$72 million to $80 million
Non-GAAP EPS	$0.50 to $0.55

Full-Year 2024 Guidance Metrics	Values
Total Revenue	$885 million to $905 million
Marketplace Revenue	$794 million to $799 million
Non-GAAP Consolidated Adjusted EBITDA	$243 million to $251 million
Non-GAAP EPS	$1.67 to $1.73

The fourth quarter and full-year 2024 non-GAAP EPS calculations assume 106.0 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the fourth quarter and full-year 2024 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the fourth quarter and full-year 2024 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net loss or non-GAAP EPS to GAAP EPS because reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, goodwill and other asset impairment, depreciation expenses, non-intangible amortization, transaction-related expenses, other income, net, the provision for (benefit from) income taxes, and income tax effects, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation, and number of future employee equity awards, and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, and therefore cannot be determined without unreasonable effort.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter 2024 financial results and business outlook at 5:00 p.m. Eastern Time today, November 7, 2024. To access the conference call, dial (844) 834-0648 for callers in the U.S. or Canada, or (412) 542-4103 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, November 7, 2024, until 11:59 p.m. Eastern Time on November 21, 2024, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 10192482. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in person, and it gives dealerships the power to accurately price, effectively market, instantly acquire, and quickly sell vehicles, all with a nationwide reach. The Company uses proprietary technology, search algorithms, and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S.*

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the U.K. In the U.S. and the U.K., CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

*Source: Similarweb: Traffic Report, Q3 2024, U.S.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2024 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and operating results; our fourth quarter 2024 and full year 2024 financial and business performance, including guidance; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our capital allocation and investment strategy; the attractiveness and value proposition of our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business, and financial results, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; impairment of the carrying value of our goodwill, intangible assets, right-of-use assets, or other assets; increased inflation and interest rates, global supply chain challenges, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$246,748	$291,363
Short-term investments	—	20,724
Accounts receivable, net of allowance for doubtful accounts of $826 and $610, respectively	44,542	39,963
Inventory	345	331
Prepaid expenses, prepaid income taxes and other current assets	19,085	25,152
Deferred contract costs	11,924	11,095
Restricted cash	3,993	2,563
Total current assets	326,637	391,191
Property and equipment, net	126,612	83,370
Intangible assets, net	12,389	23,056
Goodwill	47,220	157,898
Operating lease right-of-use assets	127,125	169,682
Deferred tax assets	120,642	73,356
Deferred contract costs, net of current portion	13,274	12,998
Other non-current assets	4,262	7,376
Total assets	$778,161	$918,927
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$47,238	$47,854
Accrued expenses, accrued income taxes and other current liabilities	31,582	33,718
Deferred revenue	21,882	21,322
Operating lease liabilities	9,886	12,284
Total current liabilities	110,588	115,178
Operating lease liabilities	178,909	182,106
Deferred tax liabilities	—	58
Other non–current liabilities	5,191	4,733
Total liabilities	294,688	302,075
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 87,582,147 and 92,175,243 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	88	92
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,757,238 and 15,999,173 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	16	16
Additional paid-in capital	154,452	263,498
Retained earnings	329,238	354,147
Accumulated other comprehensive loss	(321)	(901)
Total stockholders’ equity	483,473	616,852
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$778,161	$918,927

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue
Marketplace	$204,019	$177,909	$586,405	$515,986
Wholesale	12,107	21,735	41,351	78,873
Product	15,232	19,775	38,090	96,260
Total revenue	231,358	219,419	665,846	691,119
Cost of revenue (1)
Marketplace	13,521	14,823	41,051	45,830
Wholesale (2)	20,415	21,284	47,272	67,780
Product	14,871	19,014	37,567	94,090
Total cost of revenue	48,807	55,121	125,890	207,700
Gross profit	182,551	164,298	539,956	483,419
Operating expenses
Sales and marketing	81,216	76,828	245,801	230,243
Product, technology, and development	36,359	35,434	108,484	109,432
General and administrative	28,187	24,904	83,682	77,090
Goodwill and other asset impairment	7,026	—	134,501	—
Depreciation and amortization	2,329	4,037	7,354	11,762
Total operating expenses	155,117	141,203	579,822	428,527
Income (loss) from operations	27,434	23,095	(39,866)	54,892
Other income, net
Interest income	2,717	5,261	9,063	13,337
Other (expense) income, net	(94)	(1,094)	122	(152)
Total other income, net	2,623	4,167	9,185	13,185
Income (loss) before income taxes	30,057	27,262	(30,681)	68,077
Provision for (benefit from) income taxes	7,546	8,289	(5,772)	23,421
Consolidated net income (loss)	22,511	18,973	(24,909)	44,656
Net loss attributable to redeemable noncontrolling interest	—	(3,329)	—	(10,191)
Net income (loss) attributable to common stockholders	22,511	22,302	(24,909)	54,847
Net income (loss) per share attributable to common stockholders:
Basic	$0.22	$0.20	$(0.24)	$0.48
Diluted	$0.21	$0.17	$(0.24)	$0.39
Weighted-average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders:
Basic	103,321,988	113,223,711	104,769,518	113,998,928
Diluted	105,059,283	114,322,279	104,769,518	114,901,736
(1)
Includes depreciation and amortization expense for the three months ended September 30, 2024 and 2023 and for the nine months ended September 30, 2024 and 2023 of $2,849, $8,433, $10,968, and $23,951, respectively.
(2)
Includes impairment of other assets for the three months ended September 30, 2024 and for the nine months ended September 30, 2024 and 2023 of $9,750, $9,930, and $184, respectively. There was no impairment of other assets for the three months ended September 30, 2023.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Segment Revenue:
U.S. Marketplace	$187,253	$164,323	$540,293	$478,387
Digital Wholesale	27,339	41,510	79,441	175,133
Other	16,766	13,586	46,112	37,599
Total	$231,358	$219,419	$665,846	$691,119

Unaudited Segment Income (Loss) from Operations

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Segment Income (Loss) from Operations:
U.S. Marketplace	$50,410	$33,285	$126,670	$84,443
Digital Wholesale	(25,317)	(11,652)	(173,815)	(29,184)
Other	2,341	1,462	7,279	(367)
Total	$27,434	$23,095	$(39,866)	$54,892

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating Activities
Consolidated net income (loss)	$22,511	$18,973	$(24,909)	$44,656
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,178	12,470	18,322	35,713
Gain on sale of property and equipment	—	—	—	(460)
Currency (gain) loss on foreign denominated transactions	(741)	385	(234)	249
Other non-cash expense (income), net	—	152	(816)	168
Deferred taxes	(3,180)	(15,718)	(47,344)	(32,129)
Provision for doubtful accounts	736	418	1,534	247
Stock-based compensation expense	15,455	14,262	46,614	43,769
Amortization of deferred financing costs	129	129	387	387
Amortization of deferred contract costs	3,608	3,026	10,241	8,629
Goodwill and other asset impairment	16,776	—	144,431	184
Changes in operating assets and liabilities:
Accounts receivable	(5,636)	(12,904)	(5,393)	337
Inventory	863	219	149	4,959
Prepaid expenses, prepaid income taxes, and other assets	(332)	2,573	7,093	6,027
Deferred contract costs	(3,859)	(3,950)	(11,307)	(13,688)
Accounts payable	1,469	(2,963)	10,770	1,177
Accrued expenses, accrued income taxes, and other liabilities	(1,706)	5,107	(2,568)	1,016
Deferred revenue	79	(219)	555	8,797
Lease obligations	4,846	4,390	32,232	11,993
Net cash provided by operating activities	56,196	26,350	179,757	122,031
Investing Activities
Purchases of property and equipment	(10,288)	(4,793)	(64,937)	(9,048)
Proceeds from sale of property and equipment	—	—	—	460
Capitalization of website development costs	(4,607)	(4,341)	(15,314)	(11,773)
Purchases of short-term investments	—	(1,242)	(494)	(96,748)
Sale of short-term investments	—	—	21,218	5,000
Advance payments to customers, net of collections	—	(307)	259	(2,908)
Net cash used in investing activities	(14,895)	(10,683)	(59,268)	(115,017)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	49	45	75	74
Payment of withholding taxes on net share settlements of restricted stock units	(5,986)	(4,844)	(17,391)	(11,738)
Repurchases of common stock	(3,701)	(15,951)	(146,180)	(107,409)
Payment of finance lease obligations	(19)	(18)	(56)	(52)
Payment of tax distributions to redeemable noncontrolling interest holders	—	—	—	(38)
Change in gross advance payments received from third-party transaction processor	(624)	(1,849)	(704)	(4,523)
Net cash used in financing activities	(10,281)	(22,617)	(164,256)	(123,686)
Impact of foreign currency on cash, cash equivalents, and restricted cash	1,356	(717)	582	(506)
Net decrease in cash, cash equivalents, and restricted cash	32,376	(7,667)	(43,185)	(117,178)
Cash, cash equivalents, and restricted cash at beginning of period	218,365	374,621	293,926	484,132
Cash, cash equivalents, and restricted cash at end of period	$250,741	$366,954	$250,741	$366,954

Unaudited Reconciliation of GAAP Consolidated Net Income (Loss) to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023 (2)	2024	2023 (2)
GAAP consolidated net income (loss)	$22,511	$18,973	$(24,909)	$44,656
Stock-based compensation expense	15,455	14,263	46,834	43,842
Stock-based compensation expense for CarOffer, LLC Units	—	(1,225)	—	—
Amortization of intangible assets	509	7,508	3,148	22,549
Goodwill and other asset impairment (1)	16,776	—	144,431	184
Transaction-related expenses	39	—	1,115	—
Income tax effects and adjustments	(8,232)	(2,004)	(46,031)	(10,682)
Non-GAAP consolidated net income	$47,058	$37,515	$124,588	$100,549
Non-GAAP net loss attributable to redeemable noncontrolling interest	—	(812)	—	(1,230)
Non-GAAP net income attributable to common stockholders	$47,058	$38,327	$124,588	$101,779
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.46	$0.34	$1.19	$0.89
Diluted	$0.45	$0.34	$1.19	$0.89
Shares used in Non-GAAP per share calculations
Basic	103,322	113,224	104,770	113,999
Diluted	105,059	114,322	104,770	114,902
(1)
During the three months ended June 30, 2024, we updated the table to disclose goodwill and other asset impairment in Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders; the three and nine months ended September 30, 2023 have been updated for comparison purposes.
(2)
During the three months ended December 31, 2023, we updated the table to separately disclose the stock-based compensation expense for CO Incentive Units, Subject Units (each as defined in the Company's Annual Report on Form 10-K as of December 31, 2023, filed with the U.S. Securities and Exchange Commission on February 26, 2024), and payments made to noncontrolling interest holder (collectively, the "CarOffer, LLC Units"); the three and nine months ended September 30, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net Loss Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023 (2)	2024	2023 (2)
GAAP net loss attributable to redeemable noncontrolling interest	$—	$(3,329)	$—	$(10,191)
Stock-based compensation expense(1)	—	210	—	639
Stock-based compensation expense for CarOffer, LLC Units (1)	—	(467)	—	—
Amortization of intangible assets(1)	—	2,774	—	8,322
Non-GAAP net loss attributable to redeemable noncontrolling interest	$—	$(812)	$—	$(1,230)
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to our acquisition of the remaining minority equity interests in CarOffer, LLC in December 2023 (the "2023 CarOffer Transaction").
(2)
During the three months ended December 31, 2023, we updated the table to separately disclose the stock-based compensation expense for CarOffer, LLC Units; the three and nine months ended September 30, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Consolidated Net Income (Loss) to Non-GAAP Consolidated Adjusted EBITDA and Non-GAAP Adjusted EBITDA and GAAP Consolidated Net Income (Loss) Margin to Non-GAAP Consolidated Adjusted EBITDA Margin

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023 (1)	2024	2023 (1)
GAAP consolidated net income (loss)	$22,511	$18,973	$(24,909)	$44,656
Depreciation and amortization	5,178	12,470	18,322	35,713
Goodwill and other asset impairment (2)	16,776	—	144,431	184
Stock-based compensation expense	15,455	14,263	46,834	43,842
Stock-based compensation expense for CarOffer, LLC Units	—	(1,225)	—	—
Transaction-related expenses	39	—	1,115	—
Other income, net	(2,623)	(4,167)	(9,185)	(13,185)
Provision for (benefit from) income taxes	7,546	8,289	(5,772)	23,421
Non-GAAP consolidated adjusted EBITDA	64,882	48,603	170,836	134,631
Non-GAAP adjusted EBITDA attributable to redeemable noncontrolling interest	—	(527)	—	386
Non-GAAP adjusted EBITDA	$64,882	$49,130	$170,836	$134,245

GAAP consolidated net income (loss) margin	10%	9%	(4)%	6%
Non-GAAP consolidated adjusted EBITDA margin	28%	22%	26%	19%
(1)
During the three months ended December 31, 2023, we updated the table to separately disclose the stock-based compensation expense for CarOffer, LLC Units; the three and nine months ended September 30, 2023 have been updated for comparison purposes.
(2)
During the nine months ended September 30, 2024, we recognized a goodwill impairment charge of $127.5 million and presented it with other asset impairments. The remaining charges related to other asset impairments. During the three months ended September 30, 2024 and the three and nine months ended September 30, 2023, we did not have a goodwill impairment.

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023 (2)	2024	2023 (2)
GAAP net loss attributable to redeemable noncontrolling interest	$—	$(3,329)	$—	$(10,191)
Depreciation and amortization (1)	—	2,975	—	8,874
Other long-lived asset impairment (1)	—	—	—	67
Stock-based compensation expense (1)	—	210	—	639
Stock-based compensation expense for CarOffer, LLC Units (1)	—	(467)	—	—
Other expense, net (1)	—	84	—	972
Provision for income taxes (1)	—	—	—	25
Non-GAAP adjusted EBITDA attributable to redeemable noncontrolling interest	$—	$(527)	$—	$386
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38% for the period prior to the 2023 CarOffer Transaction.
(2)
During the three months ended December 31, 2023, we updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units; the three and nine months ended September 30, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023 (2)	2024	2023 (2)
Revenue	$231,358	$219,419	$665,846	$691,119
Cost of revenue	48,807	55,121	125,890	207,700
GAAP gross profit	182,551	164,298	539,956	483,419
Stock-based compensation expense included in Cost of revenue	96	186	387	513
Stock-based compensation expense for CarOffer, LLC Units included in Cost of revenue	—	(1)	—	—
Amortization of intangible assets included in Cost of revenue	—	5,250	875	15,766
Transaction-related expenses included in Cost of revenue	—	—	92	—
Other asset impairment included in Cost of revenue (1)	9,750	—	9,930	184
Non-GAAP gross profit	$192,397	$169,733	$551,240	$499,882

GAAP gross profit margin	79%	75%	81%	70%
Non-GAAP gross profit margin	83%	77%	83%	72%
(1)
During the three months ended June 30, 2024, we updated the table to disclose other asset impairment in Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin; the three and nine months ended September 30, 2023 have been updated for comparison purposes.
(2)
During the three months ended December 31, 2023, we updated the table to separately disclose the stock-based compensation expense for CarOffer, LLC Units; the three and nine months ended September 30, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended September 30, 2024
	GAAP expense	Stock-based compensation expense	Stock-Based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Goodwill and other asset impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$48,807	$(96)	$—	$—	$(9,750)	$—	$38,961
Sales and marketing	81,216	(3,017)	—	—	—	(6)	78,193
Product, technology, and development	36,359	(6,164)	—	—	—	—	30,195
General and administrative	28,187	(6,178)	—	—	—	(33)	21,976
Goodwill and other asset impairment	7,026	—	—	—	(7,026)	—	—
Depreciation & amortization	2,329	—	—	(509)	—	—	1,820
Operating expenses(1)	$155,117	$(15,359)	$—	$(509)	$(7,026)	$(39)	$132,184
Total cost of revenue and operating expenses	$203,924	$(15,455)	$—	$(509)	$(16,776)	$(39)	$171,145

	Three Months Ended September 30, 2023
	GAAP expense	Stock-based compensation expense	Stock-based compensation expense for CarOffer, LLC Units (3)	Amortization of intangible assets	Goodwill and other asset impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$55,121	$(186)	$1	$(5,250)	$—	$—	$49,686
Sales and marketing	76,828	(2,781)	1	—	—	—	74,048
Product, technology, and development	35,434	(5,746)	1	—	—	—	29,689
General and administrative	24,904	(5,550)	1,222	—	—	—	20,576
Goodwill and other asset impairment	—	—	—	—	—	—	—
Depreciation & amortization	4,037	—	—	(2,258)	—	—	1,779
Operating expenses(1)	$141,203	$(14,077)	$1,224	$(2,258)	$—	$—	$126,092
Total cost of revenue and operating expenses	$196,324	$(14,263)	$1,225	$(7,508)	$—	$—	$175,778

	Nine Months Ended September 30, 2024
	GAAP expense	Stock-based compensation expense	Stock-based compensation expense for CarOffer, LLC Units	Amortization of intangible assets	Goodwill and other asset impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$125,890	$(387)	$—	$(875)	$(9,930)	$(92)	$114,606
Sales and marketing	245,801	(9,141)	—	—	—	(570)	236,090
Product, technology, and development	108,484	(18,165)	—	—	—	(63)	90,256
General and administrative	83,682	(19,141)	—	—	—	(390)	64,151
Goodwill and other asset impairment	134,501	—	—	—	(134,501)	—	—
Depreciation & amortization	7,354	—	—	(2,273)	—	—	5,081
Operating expenses(1)	$579,822	$(46,447)	$—	$(2,273)	$(134,501)	$(1,023)	$395,578
Total cost of revenue and operating expenses	$705,712	$(46,834)	$—	$(3,148)	$(144,431)	$(1,115)	$510,184

	Nine Months Ended September 30, 2023
	GAAP expense	Stock-based compensation expense	Stock-based compensation expense for CarOffer, LLC Units (3)	Amortization of intangible assets	Goodwill and other asset impairment (2)	Transaction-related expenses	Non-GAAP expense
Cost of revenue	$207,700	$(513)	$—	$(15,766)	$(184)	$—	$191,237
Sales and marketing	230,243	(8,736)	—	—	—	—	221,507
Product, technology, and development	109,432	(18,068)	—	—	—	—	91,364
General and administrative	77,090	(16,525)	—	—	—	—	60,565
Goodwill and other asset impairment	—	—	—	—	—	—	—
Depreciation & amortization	11,762	—	—	(6,783)	—	—	4,979
Operating expenses(1)	$428,527	$(43,329)	$—	$(6,783)	$—	$—	$378,415
Total cost of revenue and operating expenses	$636,227	$(43,842)	$—	$(22,549)	$(184)	$—	$569,652
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, goodwill and other asset impairment, and depreciation & amortization.
(2)
During the three months ended June 30, 2024, we updated the table above to disclose goodwill and other asset impairment in Non-GAAP Expense; the three and nine months ended September 30, 2023 have been updated for comparison purposes.
(3)
During the three months ended December 31, 2023, we updated the table above to separately disclose the stock-based compensation expense for CarOffer, LLC Units; the three and nine months ended September 30, 2023 have been updated for comparison purposes.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$56,196	$26,350	$179,757	$122,031
Purchases of property and equipment	(10,288)	(4,793)	(64,937)	(9,048)
Capitalization of website development costs	(4,607)	(4,341)	(15,314)	(11,773)
Non-GAAP free cash flow	$41,301	$17,216	$99,506	$101,210

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation, and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of stock-based compensation expense, stock-based compensation expense for CarOffer, LLC Units, amortization of intangible assets, goodwill and other asset impairment, and transaction related-expenses. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders also exclude certain income tax effects and adjustments. Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders also exclude non-GAAP net loss attributable to redeemable noncontrolling interest. We define non-GAAP net loss attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: stock-based compensation expense, stock-based compensation expense for CarOffer, LLC Units, and amortization of intangible assets. These exclusions are adjusted for redeemable noncontrolling interest, as applicable. Our calculations of non-GAAP net income per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit in relation to our revenue. We refer to this as non-GAAP gross profit margin and define it as non-GAAP gross profit divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Consolidated Adjusted EBITDA as consolidated net income (loss), adjusted to exclude: depreciation and amortization, goodwill and other asset impairment, stock‑based compensation expense, stock-based compensation expense for CarOffer, LLC Units, transaction-related expenses, other income, net, and provision for (benefit from) income taxes.

We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude: Adjusted EBITDA attributable to redeemable noncontrolling interest.

We define Adjusted EBITDA attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: depreciation and amortization, other long-lived asset impairment, stock‑based compensation expense, stock-based compensation expense for CarOffer, LLC Units, other expense, net, and provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest of 38% by taking the noncontrolling interest's full financial results and multiplying each line item in the reconciliation by 38%. We note that we use 38%, versus 49%, to allocate the share of loss because it represents the portion attributable to the redeemable noncontrolling interest. The 38% is exclusive of CO Incentive Units, Subject Units, and 2021 Incentive Units (as each term is defined in Note 2 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on February 26, 2024), which are liability-classified awards that do not participate in the share of loss. Adjusted EBITDA attributable to redeemable noncontrolling interest is reflective of the 2023 CarOffer Transaction. Following the 2023 CarOffer Transaction there was no redeemable noncontrolling interest as of December 1, 2023, and as a result, Consolidated Adjusted EBITDA is equivalent to Adjusted EBITDA for the three and nine months ended September 30, 2024.

In addition, we evaluate our Non-GAAP consolidated Adjusted EBITDA in relation to our revenue. We refer to this as Non-GAAP consolidated Adjusted EBITDA margin and define it as Non-GAAP consolidated Adjusted EBITDA divided by total revenue.

We have presented Consolidated Adjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Consolidated Adjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin can produce a useful measure for period‑to‑period comparisons of our business. We have presented Adjusted EBITDA attributable to redeemable noncontrolling interest because it is used by our management to reconcile Consolidated Adjusted EBITDA to Adjusted EBITDA. It represents the portion of Consolidated Adjusted EBITDA that is attributable to our redeemable noncontrolling interest. Adjusted EBITDA attributable to redeemable noncontrolling interest is not intended to be reviewed on its own.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our marketplace products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define Quarterly Average Revenue per Subscribing Dealer ("QARSD"), which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing, our digital advertising suite, and other digital add-on products during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the applicable period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the applicable period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. Digital Wholesale includes the purchase and sale of vehicles between dealers, or Dealer-to-Dealer transactions, and Sell My Car - Instant Max Cash Offer transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.

Historically, we have used data from Google Analytics to measure two of our key business metrics: monthly unique users and monthly sessions. Effective July 1, 2024, GA4 replaced Google Analytics. The methodologies used in GA4 are different and not comparable to the methodologies used in Google Analytics. As discussed below, we also make certain adjustments to the GA4 data in order to improve the accuracy of the reported monthly unique users and monthly sessions. Due to this change in methodology, we are unable to provide comparable monthly unique user and monthly session information for prior periods, including any periods prior to June 30, 2024.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website and taken a visitor action (as defined below) within a calendar month, based on data as measured by GA4. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. Effective July 1, 2024, we count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites or application during a calendar month and takes an action on such website or in such application, such as performing a search, visiting vehicle detail pages, and connecting with a dealer (a "visitor action"). If an individual accesses a website or application using a different device within a given month, the first visitor action taken by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our website or application and takes a visitor action within a calendar month, each such visitor action is counted as a separate unique user. We eliminate any duplicate unique users that may arise when users visit a webview within our native application. We view our average monthly unique users as a key indicator of the quality of our user experience, the effectiveness of our advertising and traffic acquisition, and the strength of our brand awareness. Measuring unique users is important to us and we believe it provides useful information to our investors because our marketplace revenue depends, in part, on our ability to provide dealers with connections to our users and exposure to our marketplace audience. We define connections as interactions between consumers and dealers on our marketplace through phone calls, email, managed text and chat, and clicks to access the dealer’s website or map directions to the dealership.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that include a visitor action that take place each month within a given time frame, as measured and defined by GA4. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. Effective July 1, 2024, a session is defined as beginning with the first visitor action from a computer or mobile device and ending at the earliest of when a user closes their browser window or after 30 minutes of inactivity. We eliminate any duplicate monthly sessions that may arise when users visit a webview within our native application. We believe that measuring the volume of sessions in a time period, when considered in conjunction with the number of unique users in that time period, is an important indicator to us of consumer satisfaction and engagement with our marketplace, and we believe it provides useful information to our investors because the more satisfied and engaged consumers we have, the more valuable our service is to dealers.